As filed with the Securities and Exchange Commission on October 26, 2016

Registration No. 333-214203

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IRHYTHM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware		20-8149544
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
650 Townsend Street, Suite 500 San Francisco, California 94103
(Address of principal executive offices including zip code)

2006 STOCK PLAN

2016 EQUITY INCENTIVE PLAN

2016 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Kevin M. King

Chief Executive Officer

iRhythm Technologies, Inc.

650 Townsend Street, Suite 500

California, California 94103

(650) 632-5700

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Philip H. Oettinger, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on October 21, 2016 by iRhythm Technologies, Inc., a Delaware corporation (the “Registrant”):

•	Registration Statement filed on Form S-8, File No. 333-214203, registering 7,321,198 shares of common stock, par value $0.001, for issuance under the Registrant’s (a) 2006 Stock Plan, (b) 2016 Equity Incentive Plan and (c) 2016 Employee Stock Purchase Plan.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely for the purpose of refiling Exhibit 23.1 thereto, to correct the date of the Consent of Independent Registered Public Accounting Firm. All other portions of the Registration Statement, as previously filed, remain unchanged. No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement.

Item 8.	Exhibits.

See Exhibit Index immediately following the Signature Page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on October 26, 2016.

IRHYTHM TECHNOLOGIES, INC.

By:	/s/ Kevin M. King
Kevin M. King
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kevin M. King Kevin M. King	President Chief Executive Officer and Director (Principal Executive Officer)	October 26, 2016

/s/ Matthew C. Garrett Matthew C. Garrett	Chief Financial Officer (Principal Financial and Accounting Officer)	October 26, 2016

* Tiba Aynechi	Director	October 26, 2016

* Casper L. de Clercq	Director	October 26, 2016

* Vijay K. Lathi	Director	October 26, 2016

* Mark J. Rubash	Director	October 26, 2016

* Raymond W. Scott	Director	October 26, 2016

* Abhijit Y. Talwalkar.	Director and Chairman of the Board	October 26, 2016

*By:	/s/ Kevin M. King
Kevin M. King Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description

4.1+	Specimen Common Stock certificate.

5.1+	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2+	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).

24.1+	Power of Attorney

99.1+	2006 Stock Plan, as amended, and Form of Option Agreement thereunder.

99.2+	2016 Equity Incentive Plan and related form agreements.

99.3+	2016 Employee Stock Purchase Plan and related form agreements.

+	Previously Filed